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EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM T-1
STATEMENT OF ELIGIBILITY AND QUALIFICATION
UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

FIRSTAR BANK, N.A.
(Exact name of Trustee as specified in its charter)

A National Banking Association	41-0122055
(State of incorporation if not a national bank)	(IRS Employer Identification No.)
101 East Fifth Street Corporate Trust Department St. Paul, Minnesota	55101 (Zip Code)
(Address of principal executive offices)

FIRSTAR BANK, N.A.
101 East Fifth Street
St. Paul, Minnesota 55101
(651) 229-2600
(Exact name, address and telephone number of agent for service)

STEINWAY MUSICAL INSTRUMENTS, INC.

Delaware	35-1910745
(State of incorporation or other jurisdiction)	(IRS Employer Identification No.)
800 South Street Suite 305 Waltham, Massachusetts	02453 (Zip Code)
(Address of principal executive offices)

8 3/4% Senior Notes due 2011
(Title of Indenture Securities)

TABLE OF OTHER REGISTRANTS

Exact name of registrant as specified in its charter	State of incorporation of organization	I.R.S. Employer Identification No.	Primary standard industrial classification code number
The Selmer Company, Inc.	Delaware	95-4432228	3931
The Steinway Piano Company, Inc.	Delaware	35-2005936	3931
Steinway, Inc.	Delaware	04-2876343	3931
The O.S. Kelly Company	Ohio	31-0338290	3931
The O.S. Kelly Corporation	Delaware	52-1518334	3931
Boston Piano Company, Inc.	Massachusetts	04-3131509	3931
S&B Retail, Inc.	Delaware	22-3483527	3931
The SMI Trust	Massachusetts	04-6813091	3931
Emerson Musical Instruments, Inc.	Delaware	35-2003877	3931
United Musical Instruments Holdings, Inc.	Delaware	34-1940100	3931
United Musical Instruments USA, Inc.	Indiana	34-1446697	3931

c/o Steinway Musical Instruments, Inc.
800 South Street, Suite 305
Waltham, Massachusetts 02453

Item 1.	General Information. Furnish the following information as to the trustee:
	(a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Treasury Department Washington, DC
Federal Deposit Insurance Corporation Washington, DC
The Board of Governors of the Federal Reserve System Washington, DC
	(b)	The Trustee is authorized to exercise corporate trust powers.
GENERAL
Item 2.	Affiliations with Obligor and Underwriters. If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.
None
See Note following Item 16.
Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
Item 16.	List of Exhibits. Listed below are all the exhibits filed as a part of this statement of eligibility and qualification. Exhibits 1-4 are incorporated by reference from filing 333-35544.
	Exhibit 1.	Copy of Articles of Association of the trustee now in effect.
	Exhibit 2.	a.	A copy of the certificate of the Comptroller of Currency dated June 1, 1965, authorizing Firstar Bank of Minnesota, N.A. to act as fiduciary.
		b.	A copy of the certificate of authority of the trustee to commence business issued June 9, 1903, by the Comptroller of the Currency to Firstar Bank of Minnesota, N.A.
	Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers issued by the Federal Reserve Board.
	Exhibit 4.	Copy of the By-Laws of the trustee as now in effect.
	Exhibit 5.	Copy of each Indenture referred to in Item 4.
	Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
	Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

NOTE

    The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 22nd day of May, 2001.

FIRSTAR BANK, N.A.,
(Seal)
/s/ FRANK P. LESLIE III Frank P. Leslie III, Vice President

EXHIBIT 6

CONSENT

    In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, Firstar Bank of Minnesota, N.A., hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:	May 22, 2001
FIRSTAR BANK, N.A.,
/s/ FRANK P. LESLIE III Frank P. Leslie III, Vice President

EXHIBIT 7

FIRSTAR BANK NATIONAL ASSOCIATION
STATEMENT OF FINANCIAL CONDITION
As of 12/31/2000
($000's)

12/31/00
Assets
Cash and Due From Depository Institutions	$4,544,505
Federal Reserve Stock	-0-
Securities	12,945,944
Federal Funds	410,689
Loans & Lease Financing Receivables	50,162,986
Fixed Assets	931,227
Intangible Assets	1,322,468
Other Assets	2,275,734

Total Assets	$72,593,553
Liabilities
Deposits	$53,380,847
Fed Funds	5,278,558
Treasury Demand Notes	357,723
Trading Liabilities	4,682
Other Borrowed Money	4,446,474
Acceptances	19,638
Subordinated Notes and Debentures	2,016,942
Other Liabilities	$1,642,637

Total Liabilities	$67,147,501
Equity
Common and Preferred Stock	$18,200
Surplus	3,540,002
Undivided Profits	1,887,850

Total Equity Capital	$5,446,052
Total Liabilities and Equity Capital	$72,593,553

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TABLE OF OTHER REGISTRANTS
SIGNATURE
FIRSTAR BANK NATIONAL ASSOCIATION STATEMENT OF FINANCIAL CONDITION As of 12/31/2000 ($000's)